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                               EXHIBIT 5

                OPINION OF FLEISCHMAN AND WALSH, L.L.P.

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                     FLEISCHMAN AND WALSH, L.L.P.
                      1400 Sixteenth Street, N.W.
                            Sixth Floor
                       Washington, DC  20036
                          (202) 939-7900



May 5, 1995


Southern Union Company
504 Lavaca Street, Suite 800
Austin, Texas  78701

Dear Ladies and Gentlemen:

We have acted as counsel to Southern Union Company, a Delaware corporation (the "Company"), and Southern Union Financing I, Southern Union Financing II and Southern Union Financing III, each a Delaware statutory business trust sponsored by the Company (each, a "Trust" and, collectively, the "Trusts"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the proposed issuance and sale of debt securities (the "Debt Securities"), from time to time, by the Company, and the proposed issuance and sale of Trust Originated Preferred Securities[SM] (the "Preferred Securities"), from time to time, by the Trusts (Commission File No. 033-58297). In addition, the Company will guarantee the Preferred Securities to the extent set forth in one or more guarantee agreements (each, a "Guarantee" and, collectively, the "Guarantees") substantially similar to the form of Guarantee (the "Form of Guarantee") that is part of the Registration Statement as Exhibit 4-K thereto. Each Guarantee shall apply exclusively to the Preferred Securities issued by a single Trust, as described in the prospectus (the "Prospectus") and the prospectus supplement (the "Supplement") that form a part of the Registration Statement, which also relates to the issuance of the Guarantees. (Initially capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Prospectus and the Supplement.)

Debt Securities may be issued either as Senior Debt Securities pursuant to the Senior Debt Securities Indenture or as Subordinated Debt Securities pursuant to an Indenture that is substantially similar to the form of the Subordinated Debt Securities Indenture (the "Form of Indenture"), which is part of the Registration Statement as Exhibit 4-G thereto, that is to be executed by The Chase Manhattan Bank, N.A., as trustee, and the Company. Preferred Securities may be issued by each Trust pursuant to its Declaration, which shall be substantially similar to the form of the Declaration of Southern Union Financing I (the "Form of Declaration"), that is part of the Registration Statement as Exhibit 4-D thereto. The Company and the Guarantee Trustee will execute and deliver to the Property Trustee of each Trust issuing Preferred Securities a Guarantee prior to and with respect to the issuance by such Trust of such Preferred Securities, and the Property Trustee will hold the Guarantee for the benefit of the holders of Preferred Securities of such Trust.

As counsel to the Company and the Trusts, we have examined: (i) the Registration Statement and exhibits thereto, including the Prospectus, the Supplement, the Form of Indenture, the certificate of trust of each Trust, the initial declaration of trust of each Trust, dated as of March 28, 1995, the Form of Declaration, the Form of Guarantee, the Senior Debt Securities Indenture and the form of the Underwriting Agreement; (ii) the Company's Restated Certificate of Incorporation and Bylaws; (iii) pertinent resolutions adopted by the Company's Board of Directors and the Executive Committee thereof; (iv) certificates of public officials, the Company's officers and the Trusts' trustees; and (v) such other documents and records of the Company and the Trusts, and such matters of law, as we have considered necessary for the purpose of rendering this opinion. In our examinations of documents submitted to us, we have assumed (i) the genuineness of all such documents as originals and the conformity to original and certified documents of all copies submitted to us as conformed or photocopied copies thereof, (ii) the genuineness of all signatures thereon, (iii) the power and authority of all signatories thereto and (iv) the due execution and delivery thereof by all parties thereto. As to the various questions of fact material to our opinion, we have relied upon representations, statements or certificates of officers and representatives of the Company, trustees of the Trusts and other persons with responsibility for such matters.

Based upon and subject to the foregoing, we are of the following opinions:

1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

2. Each of the Trusts has been duly created and is validly existing in good standing as a statutory business trust under the laws of the State of Delaware.

3. The Senior Debt Securities Indenture has been duly and validly authorized, executed and delivered by the Company.

4. Subject to the final approval of the forms and terms thereof by the Board (directly or by action of the Executive Committee thereof), the Company has duly and validly authorized the execution and delivery of the Subordinated Debt Securities Indenture, the Guarantees and the Declarations of the Trusts.

5. Senior Debt Securities issued pursuant to the Registration Statement will constitute valid and binding obligations of the Company, assuming that their issuance, any applicable supplemental indenture or officer's certificate with respect to the Senior Debt Securities Indenture, and the issuance of such Senior Debt Securities have been duly authorized by the Company, when (a) the Registration Statement and the applicable prospectus supplement thereto have become effective under the Act, (b) any necessary supplemental indenture or officer's certificate with respect to the Senior Debt Securities Indenture has been duly executed and delivered by the Company and the Senior Debt Securities Trustee, (c) the terms of such Senior Debt Securities have been duly established in accordance with the Senior Debt Securities Indenture and any applicable supplemental indenture or officer's certificate with respect thereto, (d) such Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Debt Securities Indenture and any applicable supplemental indenture or officer's certificate with respect thereto and (e) such Senior Debt Securities have been issued and delivered in accordance with the Registration Statement and the applicable prospectus supplement thereto. Subject to the foregoing, such Senior Debt Securities will be enforceable in accordance with their terms against the Company, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

6. Subordinated Debt Securities issued pursuant to the Registra-tion Statement will, subject to paragraph 4 above, constitute valid and binding obligations of the Company, assuming that the Subordinated Debt Securities Indenture, any applicable supplemental indenture or officer's certificate with respect thereto, and the issuance of such Subordinated Debt Securities have been duly authorized by the Company, when (a) the Regis-tration Statement and the applicable prospectus supplement thereto have become effective under the Act, (b) the Subordi-nated Debt Securities Indenture and any necessary supplemental indenture or officer's certificate with respect thereto have been duly executed and delivered by the Company and the Subordinated Debt Securities Trustee, (c) the terms of such Subordinated Debt Securities have been duly established in accordance with the Subordinated Debt Securities Indenture and any applicable supplemental indenture or officer's certificate with respect thereto, (d) such Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Debt Securities Indenture and any applicable supplemental indenture or officer's certificate with respect thereto and (e) such Subordinated Debt Securities have been issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement thereto. Subject to the foregoing, such Subordinated Debt Securities will be enforceable in accordance with their terms against the Company, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a pro-ceeding at law or in equity).

7. The Preferred Securities of a Trust will, subject to paragraph 4 above, represent valid and, subject to paragraph 8 below, fully paid and nonassessable undivided beneficial interests in the assets of such Trust when (a) the Registration Statement and the applicable prospectus supplement thereto have become effective under the Act, (b) the Declaration of such Trust has been duly executed by the Trust's trustees and by the Company as such Trust's sponsor, (c) the Guarantee applicable to such Preferred Securities has been duly executed and delivered to the Property Trustee of such Trust by the Company and the Guarantee Trustee of such Guarantee as contemplated in para-graph 9 below, (d) such Preferred Securities have been issued in accordance with the terms and provisions of the Declaration of such Trust and (e) such Preferred Securities have been issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement thereto.

8. Holders of Preferred Securities validly issued by a Trust, as beneficial owners of such Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note, however, that holders of Preferred Securities may be obligated, pursuant to and to the extent provided for in the Declaration, to (a) provide indemnity and security in connection with and pay taxes or governmental charges arising from transfers of Preferred Security certificates and the issuance of replace-ment Preferred Security certificates, (b) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise certain rights and remedies under the Declaration and (c) undertake as a party litigant to pay costs in any suit for the enforcement of any right or remedy under the Declaration or against the Property Trustee.

9. Each Guarantee issued with respect to the issuance by a Trust of Preferred Securities will, subject to paragraph 4 above, constitute a valid and binding obligation of the Company, assuming that it has been duly authorized by the Company, when
     (a) the Registration Statement and the applicable prospectus supplement thereto have become effective under the Act, (b) such Guarantee has been duly executed and delivered to the Property Trustee of such Trust by the Company and the Guarantee Trustee of such Guarantee, (c) such Preferred Securities have been issued as contemplated in paragraph 7 above and (d) such Guarantee has been issued and delivered as contemplated in the Regisrtation Statement and the applicable prospectus supplement thereto. Subject to the foregoing, such Guarantee will be enforceable against the Company in accordance with its terms, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

The opinions we have expressed herein are limited to the laws of the District of Columbia, applicable federal securities laws, the General Corporation Law of the State of Delaware and the Delaware Business Trust Act of the State of Delaware. We assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject transactions or the effect of such laws thereon.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings of "Validity of Securities" in the Prospectus and "Legal Matters" in the Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Please be advised that Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., is a director of the Company, and that he, Fleischman and Walsh, L.L.P., and certain other attorneys with Fleischman and Walsh, L.L.P., have beneficial interests in shares of the Company's common stock.

Also, please be advised that the terms "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.,
Inc.

If you have any questions regarding the opinions expressed herein, please contact Stephen A. Bouchard, a partner with this firm, at
(202) 939-7911 or Mark G. Johnston, an associate with this firm, at
(202) 939-7918.

Very truly yours,



FLEISCHMAN AND WALSH, L.L.P.